                                                                                                                                       EXHIBIT B-2

                                                           ISSUANCE REQUEST

Credit Suisse First Boston,

  as Administrative Agent

Eleven Madison Avenue

New York, New York  10010

Attention:

                                                    THE TITAN CORPORATION

Gentlemen and Ladies:

This Issuance Request is delivered to you pursuant to Section 2.11(a) of the Senior Secured Credit Agreement, dated as of February __, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Titan Corporation, a Delaware corporation (the “Borrower”), the various financial institutions as are or may become parties thereto (collectively, the “Lenders”), Credit Suisse First Boston, as administrative agent for the Lenders (the “Administrative Agent”), First Union Securities, Inc., as Syndication Agent, and The Bank of Nova Scotia, as Documentation Agent.  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that [name of Issuer], as Issuer *[issue a Letter of Credit on                ,        (the “Date of Issuance”) in the initial Stated Amount of $____________ with a Stated Expiry Date (as defined therein) of ______________, ____] [extend the Stated Expiry Date (as defined under Letter of Credit No.__, issued on _______________, ____, in the initial Stated Amount of $_____________) to a revised Stated Expiry Date (as defined therein) of ________________, ____].

**[The beneficiary of the requested Letter of Credit will be [_____________________.]

The Borrower hereby acknowledges that, pursuant to Section 5.2(b) of the Credit Agreement, each of the delivery of this Issuance Request and the *[issuance] [extension] of the Letter of Credit requested hereby constitute a representation and warranty by the Borrower that, on the date of such Credit Extension, both immediately before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 5.2(a) of the Credit Agreement are true and correct (it being understood that such representations and warranties not qualified by reference to materiality or Material Adverse Effect are true and correct in all material respects).

The Borrower agrees that if, prior to the time of the [issuance] [extension] of the Letter of Credit requested hereby, any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Administrative Agent.  Except to the extent, if any, that prior to the time of the [issuance] [extension] of the Letter of Credit requested hereby the Administrative Agent and the Issuer shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified as true and correct in all material respects at the date of such [issuance] [extension] as if then made.

IN WITNESS WHEREOF, the Borrower has caused this Issuance Request to be executed and delivered, and the certification and representations and warranties contained herein to be made, by its duly Authorized Officer this __ day of ___________, ____.

THE TITAN CORPORATION

By:

  Name:

  Title:

*           Insert and complete as appropriate.

**          Delete if Issuance Request is for an extension.

*           Insert as appropriate.